UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               _______________

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                               _______________

                                Date of Report
                      (Date of earliest event reported):
                               October 21, 1998


                           CARRINGTON LABORATORIES, INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number:  0-11997

             Texas                                  75-1435663
   (State of incorporation)         (I.R.S. employer identification number)
     2001 Walnut Hill Lane
          Irving, Texas                               75038
(Address of principal executive offices)            (Zip Code)


             Registrant's telephone number, including area code:
                                (972) 518-1300

  Item 5.  Other Events.

       On September 19, 1991, the Board of Directors of Carrington Laboratories, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (a "Common Share"), of the Company. The dividend was paid on October 15, 1991 to holders of record of the Common Shares on that date. The description and terms of the Rights are set forth in a Rights Agreement dated September 19, 1991 (the "Rights
  Agreement") between the Company and Ameritrust Company National Association ("Ameritrust"), as Rights Agent, a copy of which was filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K (Date of earliest event reported: September 19, 1991). Subsequently, KeyCorp Shareholder Services ("KeyCorp"), as successor in interest to Ameritrust, became the successor Rights Agent under the Rights Agreement.

       Effective October 21, 1998, the Company removed KeyCorp as the Rights Agent and appointed American Stock Transfer & Trust Company ("AST"), the transfer agent of the Company's Common Stock, to serve as successor Rights Agent under the Rights Agreement. The Company and AST, as successor Rights Agent, then entered into Amendment No. 1 to Rights Agreement, dated and effective as of October 21, 1998 (the "Amendment"), which amended the Rights Agreement in the following respects:

            (1) Section 1(a) of the Rights Agreement was amended to provide that if the Company's Board of Directors determines in good faith that a person who acquires more than 20% of the outstanding Common Shares of the Company and thereby becomes an "Acquiring Person" has done so inadvertently and such person promptly divests a sufficient number of Common Shares to bring its ownership level below 20%, such person will not be deemed an "Acquiring Person" for purposes of the Rights Agreement.

            (2) A new Section 7(e) was added to the Rights Agreement to allow the Company to suspend the exercisability of the Rights for a period of up to 90 days after the Distribution Date in order to prepare, file and have declared effective a registration statement under the Securities Act with respect to the Preferred Shares issuable upon exercise of the Rights.

            (3) A new Section 9(d) was added to the Rights Agreement to provide procedures for compensating holders of Rights issued under the Rights Agreement in the event that the number of authorized Preferred Shares is not sufficient to permit the exercise of the Rights as provided in the Rights Agreement and the Company is unable to authorize additional Preferred Shares.

            (4) The portion of Section 21 of the Rights Agreement that specifies the qualifications that a successor Rights Agent must meet was amended to provide that a successor Rights Agent must be a corporation organized and doing business under the laws of the United States or any state of the United States, in good standing, having an office or agency in any state of the United States, authorized under such laws to exercise stock transfer or corporate trust powers, subject to supervision or examination by federal or state authority, and having at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, except that the principal transfer agent for the Company's Common Stock shall be qualified to be Rights Agent notwithstanding the amount of its combined capital and surplus.

       The Amendment is filed herewith as Exhibit 4. The foregoing description of the Amendment is qualified by reference to such Exhibit. Certain capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Rights Agreement.

  Item 7.  Financial Statements and Exhibits.

         (c)     Exhibits

            Item      Exhibit

            4 Amendment No. 1 to Rights Agreement, dated as of October 21, 1998, between Carrington Laboratories, Inc. and American Stock Transfer & Trust Company, as successor Rights Agent.

                                  SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CARRINGTON LABORATORIES, INC.


  Date:  October 28, 1998               By:  /s/ Carlton E. Turner
                                        Carlton E. Turner, Ph.D., D.Sc.
                                        President and Chief Executive Officer

                              INDEX TO EXHIBITS


  Item
  Number            Exhibit

  4 Amendment No. 1 to Rights Agreement, dated as of October 21, 1998, between Carrington Laboratories, Inc. and American Stock Transfer & Trust Company, as successor Rights Agent.